UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 21, 2006

Date of Report (Date of earliest event reported)

MIDGARDXXI, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18033	84-0988566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2108 55th Street

Boulder, Colorado 80301

(Address of principal executive offices)

(303) 442-4333

Registrant's telephone number, including area code

Exabyte Corporation

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events.

As previously disclosed in a Form 8-K filed by Exabyte Corporation (the "Company") on November 20, 2006, upon consummation of the sale of substantially all of the Company's assets to Tandberg Data Corp., a change of the Company's name was to be effected. On November 21, 2006, the Company filed with the Secretary of State of Delaware a Certificate of Amendment to the Certificate of Incorporation to change its name from Exabyte Corporation to MidgardXXI, Inc.

On December 14, 2006, Eastpark Investors, LLC ("Eastpark"), a former landlord, filed a petition under title 11 of the federal bankruptcy code against the Company in the United States Bankruptcy Court for the District of Colorado, requesting an order for relief under chapter 7 of the bankruptcy code. As previously disclosed by the Company, following the sale of substantially all of its assets to Tandberg Data Corp. on November 21, 2006, the Company does not have sufficient assets remaining for the payment of outstanding liabilities, including the amount remaining under its promissory note for $3,060,000.00 payable to Eastpark.

The Company does not have sufficient assets to and does not intend to make any distributions to its shareholders.

The Over-the-Counter Bulletin Board has notified Midgard that its new trading symbol is "MGXX" effective as of February 9, 2007.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Certificate of Amendment to Certificate of Incorporation dated November 21, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

MIDGARDXXI, INC.
(Registrant)

Date:	February 13, 2007	By	/s/ Thomas M. Kim
Thomas M. Kim
Authorized Agent

EXHIBIT INDEX

Exhibit No. Description

3.1 Certificate of Amendment to Certificate of Incorporation dated November 21, 2006.